As filed with the Securities and Exchange Commission on January 17, 2003

Registration No. 333-47722

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTERA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware		77-0016691
(State or other jurisdiction of incorporation or organization)	101 Innovation Drive San Jose, California 95134 (Address of principal executive offices) (Zip code)	(IRS Employer Identification Number)

2000 Non-Qualified Stock Option Plan No. 1

(Full title of the plan)

JOHN P. DAANE
President and Chief
Executive Officer
Altera Corporation
101 Innovation Drive
San Jose, California 95134
(Name and address of agent for service)

(408) 544-7000
(Telephone number, including area code, of agent for service)

Copies to:

KATHERINE E. SCHUELKE, ESQ. Vice President, General Counsel and Secretary ALTERA CORPORATION 101 Innovation Drive San Jose, California 95134 (408) 544-7000	WARREN L. TROUPE, ESQ. BRIAN V. CAID, ESQ. MORRISON & FOERSTER LLP 370 17th Street, Suite 5200 Denver, Colorado 80202 (303) 592-1500

DE-REGISTRATION OF SECURITIES
SIGNATURES

DE-REGISTRATION OF SECURITIES

     On October 11, 2000, the Registrant registered 153,945 shares of its common stock, $0.001 par value per share, reserved for issuance under the Registrant’s 2000 Non-Qualified Stock Option Plan No. 1, on a Form S-8 Registration Statement, Registration No. 333-47722, filed with the Securities and Exchange Commission. Through the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby de-registers 75,110 shares of common stock that were previously registered pursuant to the Registration Statement with respect to the 2000 Non-Qualified Stock Option Plan No. 1 and that have not been sold or otherwise issued as of the date hereof, with such de-registration to be effective immediately upon the filing of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 17, 2003.

ALTERA CORPORATION

By:	/s/ Nathan M. Sarkisian

Nathan M. Sarkisian, Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

*
Rodney Smith	Chairman of the Board of Directors	January 17, 2003

/s/John P. Daane
John P. Daane	President, Chief Executive Officer and Director (Principal Executive Officer)	January 17, 2003

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Signature	Title	Date

/s/Nathan M. Sarkisian
Nathan M. Sarkisian	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 17, 2003

*
Charles M. Clough	Director	January 17, 2003

Robert J. Finocchio, Jr.	Director

*
Paul Newhagen	Director	January 17, 2003

*
Robert W. Reed	Director and Vice Chairman of the Board of Directors	January 17, 2003

Deborah D. Rieman	Director

*
William E. Terry	Director	January 17, 2003

* By: /s/ Nathan M. Sarkisian Nathan M. Sarkisian Attorney-in-Fact

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